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                                                                 Exhibit 3.11(b)

                                   BY-LAWS OF

                            THE BON-TON GIFTCO, INC.

                               ARTICLE I - OFFICES

          Section 1-1. Registered Office and Registered Agent. The Corporation shall maintain a registered office and registered agent within the State of Florida, which may be changed by the Board of Directors from time to time.

          Section 1-2. Other Offices. The Corporation may also have offices at such other places, within or without the State of Florida, as the Board of Directors may from time to time determine.

                       ARTICLE II - STOCKHOLDERS' MEETINGS

          Section 2-1. Place of Stockholders' Meetings. Meetings of stockholders may be held at such place as may be designated by the Board of Directors from time to time. If no such place is designated by the Board of Directors, meetings of the stockholders shall be :held at the principal executive office of the corporation.

          Section 2-2. Annual Meeting. A meeting of the stockholders of the Corporation shall be held in each calendar year, commencing with the year 2002, on the 3rd Tuesday of May if not a legal holiday, and if such day is a legal holiday, then such meeting shall be held on the next business day.

          At such annual meeting, there shall be held an election for a Board of Directors to serve for the ensuing year and until their respective successors are elected and qualified, or until their earlier resignation or removal.

          Section 2-3. Special Meetings. Except as otherwise specifically provided by law, special meetings of the stockholders may be called at any time:

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               (a) By the Board of Directors; or

               (b) By the holders of record of not less than a majority of all the shares outstanding and entitled to vote.

          Upon the written request of any person entitled to call a special meeting, which request shall be delivered to the Secretary and shall set forth the purpose for which the meeting is desired, it shall be the duty of the Secretary to give prompt written notice to each Stockholder of such meeting in accordance with the provisions of Section 2-4 hereof. If the Secretary shall fail to give such written notice within ten (10) days after receipt of such written request, the person or persons making such request may do so.

          Section 2-4. Notice of Meetings and Adjourned Meetings. Written notice stating the place, date and hour of any meeting, and also :stating the purpose or purposes of the meeting if the notice relates to a special meeting, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States Mail, postage prepaid, directed to the stockholder at the stockholder's address as it appears on the records of the Corporation. Except as provided in Section 2-3, such notice may be given by or at the direction of the person or persons authorized to call the meeting.

          When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.


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          Section 2-5. Quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum. The stockholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of stockholders leaving less than a quorum present. If a meeting cannot be organized because of the absence of a quorum, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine.

          Section 2-6. Voting List; Proxies. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          Upon the willful neglect or refusal of the Directors to produce such a list at any meeting for the election of Directors, they shall be ineligible for election to any office at such meeting.

          Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. All proxies shall be executed in writing and


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shall be filed with the Secretary of the Corporation not later than the day on which exercised. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

          Except as otherwise specifically provided by law, all matters coming before the meeting shall be determined by a vote by shares. Except as otherwise specifically provided by law, all other votes may be taken by voice unless a stockholder demands that it be taken by ballot, in which latter event the vote shall be taken by written ballot.

          Section 2-7. Informal Action by Stockholders. Any action required to be taken at any annual or special meeting of stockholders, or any action that may be taken at any annual or special meeting of stockholders, may be without prior notice and without a vote, in writing, setting forth the action so the holders of outstanding stock having number of votes that would be necessary action at a meeting at which all shares were present and voted.

          Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation.

          Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          Section 2-8. Determination of Stockholders of Record. The Board of Directors may fix, in advance, a record date to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other


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distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Such date shall be not more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.

          If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                        ARTICLE III - BOARD OF DIRECTORS

          Section 3-1. Number. The business and affairs of the Corporation shall be managed by a Board of not less than two (2) and not more than seven (7) Directors.

          Section 3-2. Place of Board of Directors Meetings. Meetings of the Board of Directors may be held at such place as a majority of the Directors may from time to time designate or as may be designated in the notice calling the meeting.

          Section 3-3. Regular Meetings. A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of stockholders, at the place where such meeting of the stockholders is held, or at such other place, date and hour as a majority of the newly elected Directors may designate, if notice of such designation is provided


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to all Directors in accordance with Section 3-5 below. At such meeting, the
Board of Directors shall elect officers of the Corporation. In addition to such regular meeting, the Board of Directors shall have the power to fix, by resolution, the place, date and hour of other regular meetings of the Board.

          Section 3-4. Special Meetings. Special meetings of the Board of Directors shall be held whenever ordered by a majority of the members of the executive committee, if any, or by a majority of the Directors in office.

          Section 3-5. Notices of Meetings.

               (a) Regular Meetings. No notice shall be required to be given of any regular meeting, unless the same be held at other than the time and place for holding such meetings as fixed in accordance with Section 3-3 of these by-laws, in which event ten (10) days notice shall be given of the time and place of such meeting.

               (b) Special Meetings. At least ten (10) days notice shall be given of the time, place and purpose for which any special meeting of the Board of Directors is to be held.

          Section 3-6. Quorum. A majority of the total number of Directors shall constitute a quorum for the transaction of business at a meeting of the Board of Directors, and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If there be less than a quorum present, a majority of those present may adjourn the meeting to another time and place and shall cause notice of each such adjourned meeting to be given to all absent Directors.

          Section 3-7. Informal Action by the Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be,


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consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

          Section 3-8. Powers.

               (a) General Powers. The Board of Directors shall have all powers necessary or appropriate to the management of the business and affairs of the Corporation, and, in addition to the power and authority conferred by these by-laws, may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute, these by-laws or the Articles of Incorporation directed or required to be exercised or done by the stockholders.

               (b) Specific Powers. Without limiting the general powers conferred by the last preceding clause and the powers conferred by the Articles of Incorporation and by-laws of the Corporation, it is hereby expressly declared that the Board of Directors shall have the following powers:

                    (i) To confer upon any officer or officers of the Corporation the power to choose, remove or suspend assistant officers, agents or servants.

                    (ii) To appoint any person, firm or corporation to accept and hold in trust for the Corporation any property belonging to the Corporation or in which it is interested, and to authorize any such person, firm or corporation to execute any documents and perform any duties that may be requisite in relation to any such trust.

                    (iii) To appoint a person or persons to vote shares of another corporation held and owned by the Corporation.

                    (iv) By resolution adopted by a majority of the full Board of Directors, to designate one (1) or more of its number to constitute an executive committee which, to the extent provided in such resolution, shall have and may exercise the power of the Board of


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Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed.

                    (v) By resolution passed by a majority of the full Board of Directors, to designate one (1) or more additional committees, each to consist of one (1) or more Directors, to have such duties, powers and authority as the Board of Directors shall determine. All committees of the Board of Directors, including the executive committee, shall have the authority to adopt their own rules of procedure. Absent the adoption of specific procedures, the procedures applicable to the Board of Directors shall also apply to committees thereof.

                    (vi) To fix the place, time and purpose of meetings of stockholders.

                    (vii) To authorize the issuance of shares of capital stock of the Corporation on lawful terms, borrow money and incur indebtedness on behalf of the Corporation and purchase or otherwise acquire for the Corporation any property, rights or privileges which the Corporation is authorized to acquire, at such prices, on such terms and conditions and for such consideration as it shall from time to time see fit, and, at its discretion, to pay any property or rights acquired by the Corporation, either wholly or partly in money or in stocks, bonds, debentures or other securities of the Corporation.

                    (viii) To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or a transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effectuate the same.

                    (ix) To appoint and remove or suspend such subordinate officers, agents or servants, permanently or temporarily, as it may from time to time think fit, and


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to a determine their duties, and fix, and from time to time change, their salaries or emoluments, and to require security in such instances and in such amounts as it thinks fit.

                    (x) To determine who shall be authorized on the Corporation's behalf to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents.

          Section 3-9. Compensation of Directors. Compensation of Directors and reimbursement of their expenses incurred in connection with the business of the Corporation, if any, shall be as determined from time to time by resolution of the Board of Directors.

          Section 3-10. Removal of Directors by Stockholders. The entire Board of Directors or any individual Director may be removed from office without assigning any cause by a majority vote of the holders of the outstanding shares entitled to vote. In case the Board of Directors or any one (1) or more Directors be so removed, new Directors may be elected at the same time.

          Section 3-11. Resignations. Any Director may resign at any time by submitting a written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

          Section 3-12. Vacancies. Vacancies and new created directorships resulting from any increase in the authorized number of Directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and each person so elected shall be


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a Director until a successor is elected and qualified or until the earlier of such Director's resignation or removal.

          Section 3-13. Participation by Conference Telephone. Directors may participate in regular or special meetings of the Board by telephone or similar communications equipment by means of which all other persons participating in the meeting can hear each other, and such participation shall constitute presence at the meeting.

                              ARTICLE IV - OFFICERS

          Section 4-1. Election and Office. The Corporation shall have a President, a Secretary and a Treasurer who shall be elected by the Board of Directors. The Board of Directors may elect such additional officers as it may deem proper, including a Chairman and a Vice Chairman of the Board of Directors, one (1) or more Vice Presidents, and one (1) or more assistant or honorary officers. Any number of offices may be held by the same person.

          Section 4-2. Term. The President, the Secretary and the Treasurer shall each serve for a term of one (1) year and until their respective successors are chosen and qualified, unless removed from office by the Board of Directors during their respective tenures. The term of office of any other officer shall be as specified by the Board of Directors.

          Section 4-3. Powers and Duties of the President. Unless otherwise determined by the Board of Directors, the President shall also serve as the Chief Executive Officer of the Corporation and shall have the usual duties of an executive officer with general supervision over and direction of the affairs of the Corporation. In the exercise of these duties and subject to the limitations of the laws of the State of Florida, these by-laws, and the actions of the Board of Directors, the President may appoint, suspend and discharge employees and agents, shall preside at all meetings of the stockholders at which the President shall be present, and, unless there is a Chairman of the Board of Directors, shall preside at all meetings of the Board of Directors if the


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President is also a Director. The President shall also do and perform such other duties as from time to time may be assigned by the Board of Directors.

          Unless otherwise determined by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and, at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised.

          Section 4-4. Powers and Duties of the Secretary. Unless otherwise determined by the Board of Directors, the Secretary shall record all proceedings of the meetings of the Corporation, the Board of Directors and all committees, in books to be kept for that purpose, and shall attend to the giving and serving of all notices for the Corporation. The Secretary shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct. The Secretary shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned by the Board of Directors.

          Section 4-5. Powers and Duties of the Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the Corporation. When necessary or proper, unless otherwise ordered by the Board of Directors, the Treasurer shall endorse for collection on behalf of the Corporation checks, notes and other obligations, shall deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate and shall sign all receipts and vouchers for payments made to the Corporation. The Treasurer shall sign all checks made by the Corporation, except


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when the Board of Directors shall otherwise direct. The Treasurer shall enter regularly, in books of the Corporation to be kept by the Treasurer for that purpose, a full and accurate account of all moneys received and paid by him on account of the Corporation. Whenever required by the Board of Directors, the Treasurer shall render a statement of the financial condition of the Corporation. The Treasurer shall at all reasonable times exhibit the books and accounts of the Corporation to any Director of the Corporation, upon application at the office of the corporation during business hours. The Treasurer shall have such other powers and shall perform such other duties as may be assigned from time to time by the Board of Directors. The Treasurer shall give such bond, if any, for the faithful performance of duties as shall be required by the Board of Directors, and any such bond shall remain in the custody of the President.

          Section 4-6. Powers and Duties of the Chairman of the Board of Directors. Unless otherwise determined by the Board of Directors, the Chairman of the Board, if any, shall preside at all meetings of the Board of Directors. The Chairman of the Board shall have such other powers and perform such further duties as may be assigned by the Board of Directors. Only a Director of the Corporation may serve as Chairman of the Board.

          Section 4-7. Powers and Duties of Vice Presidents and Assistant Officers. Unless otherwise determined by the Board of Directors, each Vice President and each assistant officer shall have the powers and perform the duties of such officer's respective superior officer. Vice Presidents and assistant officers shall have such rank as shall be designated by the Board of Directors and each, in the order of rank, shall act for such superior officer in the case of absence or disability of such superior officer, or when so directed by such superior officer or by the Board of Directors. Any Vice President may be designated as having responsibility for a specific aspect of the Corporation's affairs. Such Vice President shall be superior to the other Vice


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Presidents with respect to such matters. The President shall be the superior officer of the Vice Presidents. The Treasurer and the Secretary shall be the superior officers of the Assistant Treasurers and Assistant Secretaries, respectively.

          Section 4-8. Delegation of Office. The Board of Directors may delegate the powers or duties of any officer of the Corporation to any other officer or to any Director from time to time.

          Section 4-9. Vacancies. The Board of Directors shall have the power to fill any vacancy in any office occurring for whatever reason.

          Section 4-10. Resignations. Any officer may resign at any time by submitting his or her written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

                           ARTICLE V - CAPITAL STOCK

          Section 5-1. Stock Certificates. Shares of capital stock of the corporation shall be represented by certificates signed by or in the name of the Corporation by (a) the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and (b) the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. If such certificate is countersigned
(i) by a transfer agent other than the Corporation or its employee, or (ii) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, such certificate


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may be issued by the Corporation with the same effect as if the person signing were such officer at the date of issue.

          Section 5-2. Transfer of Stock. Transfers of stock shall be made on the books of the Corporation only upon surrender of the stock certificate, duly endorsed and otherwise in proper form for transfer, which certificate shall be cancelled at the time of the transfer. No transfer of shares stock be made on the books of this Corporation if such transfer is in violation of a lawful restriction noted conspicuously on the certificate.

          Section 5-3. Lost, Stolen or Destroyed Stock Certificates. The Corporation may issue a new certificate of stock in place of any certificate previously issued by it that is alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate or the owner's legal representative to give the Corporation a bond sufficient to indemnify it against claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

                              ARTICLE VI - NOTICES

          Section 6-1. Contents of Notice. Whenever any notice of a meeting is required to be given pursuant to these by-laws or the Certificate of Incorporation or otherwise, the notice shall specify the place, day and hour of the meeting and, in the case of a special meeting or where otherwise required by law, the general nature of the business to be transacted at such meeting.

          Section 6-2. Method of Notice. All notices shall be given to each person entitled thereto, either personally or by sending a copy thereof through the mail, charges prepaid, to the proper address as it appears on the records of the Corporation, or as supplied by such person to the Corporation for the purpose of notice. If notice is sent by mail, it shall be deemed


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to have been given to the person entitled thereto when deposited in the United
States Mail. If no address for a stockholder appears on the books of the Corporation and such stockholder has not supplied the Corporation with an address for the purpose of notice, notice deposited in the United States Mail addressed to such stockholder care of General Delivery in the city in which the principal office of the corporation is located shall be sufficient.

          Section 6-3. Waiver of Notice. Whenever notice is required to be given hereunder or under any provision of law or of the Articles of Incorporation of the Corporation, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meetings, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice.

                 ARTICLE VII - INDEMNIFICATION OF DIRECTORS AND
                           OFFICERS AND OTHER PERSONS

          Section 7-1. Indemnification.

               (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was

                    (i) a director or officer of the Corporation; or

                    (ii) a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a


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partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such a proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Florida law, against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

               (b) Right to Advancement of Expenses. The right to indemnification conferred in paragraph (a) of this Article shall include the right to be paid by the Corporation the expenses actually and reasonably incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter as "advancement of expenses"); provided, however, that, if the Florida law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or an officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The financial ability of any indemnitee to make such repayment shall not be a prerequisite to the making of


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such payment of or for expenses. Such expenses (including attorneys' fees) shall be so paid upon such reasonable terms and conditions, if any, as the Board of Directors deems appropriate.

               (c) Non-Exclusivity of Rights. The rights of indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

               (d) Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation, or other persons, or to directors, officers, employees or agents of other corporations which have been merged into or consolidated with the Corporation, to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

               (e) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise, or any other person, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

               (f) Independent Legal Counsel. Independent legal counsel may be appointed by the Board of Directors, even if a quorum of disinterested directors is not available, or by a person designated by the Board of Directors. If independent legal counsel, so appointed,


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shall determine in a written opinion that indemnification is proper under this
Article, indemnification shall be made without further action of the Board of Directors.

               (g) Non-Exclusivity of Rights. The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

               (h) Amendment or Repeal. Any repeal or modification of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

               (i) Changes in Florida Law. References in this Article to Florida law or to any provision thereof shall be to such law as it existed on the date this Article was adopted or as such law thereafter may be changed; provided that
(a) in the case of any change which limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide, the rights to indemnification and to the advancement of expenses provided in this Article shall continue as theretofore to the extent permitted by law; and (b) if such change permits the Corporation without the requirement of any further action by shareholders or directors to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

               (j) Applicability. The provisions of this Article shall be applicable to all actions, suits or proceedings commenced after its adoption, whether such arise out of acts or omissions which occurred prior or subsequent to such adoption and shall continue as to a person who has ceased to be a director, officer, employee or agent of, or to render services for or at the


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request of the Corporation or, as the case may be, its parent or a subsidiary, and shall inure to the benefit of the heirs and personal representatives of such person.

          Section 7-2. Advances. Expenses incurred by any officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking, by or on behalf of such Director or officer, to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized by law. Such expenses incurred by other employees and agents may be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

          Section 7-3. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under law.

                               ARTICLE VIII - SEAL

          The form of seal of the corporation shall be as impressed adjacent hereto.

                            ARTICLE IX - FISCAL YEAR

          The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.


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                             ARTICLE X - AMENDMENTS

          The original or other by-laws may be adopted, amended or repealed by the stockholders entitled to vote thereon at any regular or special meeting or, if the Articles of Incorporation so provide, by the Board of Directors. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal by-laws.

                     ARTICLE XI - INTERPRETATION OF BY-LAWS

          All words, terms and provisions of these by-laws shall be interpreted and defined by and in accordance with the General Corporation Law of the State of Delaware, as amended, and as amended from time to time hereafter.


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